Exhibit 99.4

VERRA MOBILITY Announces $100 Million Share Repurchase Program

MESA, Ariz., August 09, 2021 /PRNewswire/ -- Verra Mobility (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, today announced that its Board of Directors approved a share repurchase program which authorizes the Company to repurchase up to $100 million of its Class A common stock over the next twelve months.

“We expect to generate significant free cash flow this year through a combination of our highly attractive recurring revenue model and the anticipated collection of outstanding receivables,” stated David Roberts, the chief executive officer of Verra Mobility.  “Our capital allocation strategy has always focused on investing for growth through M&A and then returning excess cash to shareholders. However, at current valuations, we believe the repurchase of our shares represents an attractive investment opportunity to redeploy excess capital and enhance long-term shareholder value creation.”

Under the stock repurchase program, the Company may repurchase shares of its Class A common stock from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted and may be suspended or terminated at any time without notice. The extent to which the Company repurchases shares of its Class A common stock and the timing of such purchases will depend upon market conditions, the Company’s capital position, and other considerations as may be considered by the Company in its sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

About Verra Mobility

Verra Mobility is committed to developing and using the latest in technology and data intelligence to help make transportation safer and easier. As a global company, Verra Mobility sits at the center of the mobility ecosystem – one that brings together vehicles, devices, information, and people to solve complex challenges faced by our customers and the constituencies they serve.

Verra Mobility serves the world’s largest commercial fleets and rental car companies to manage tolling transactions and violations for millions of vehicles. As a leading provider of connected systems, Verra Mobility processes millions of transactions each year through integration and connectivity with hundreds of tolling and issuing authorities. Verra Mobility also fosters the development of safe cities, partnering with law enforcement agencies, transportation departments, and school districts across North America, operating thousands of red-light, speed, bus lane and school bus stop arm safety cameras. Arizona-based Verra Mobility operates in North America, Europe, Asia, and Australia. For more information, visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company’s expected future business and financial performance and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Examples of forward-looking statements include, among others, statements regarding the benefits of the Company’s strategic acquisitions, changes in the market for our products and services, expected operating results, such as revenue growth, expansion plans and opportunities, and earnings guidance related to 2021 financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the impact of payment delays related to the outstanding receivables with the City of New York Department of Transportation (“NYCDOT”); (2) the disruption to our business and results of operations as a result of the COVID-19 pandemic; (3) the impact of the COVID-19 pandemic on our revenues from key customers in the rental car industry and from photo enforcement programs; (4) customer concentration in our Commercial Services and Government Solutions segments; (5) decreases in the prevalence of automated photo enforcement or the use of tolling; (6) risks and uncertainties related to our government contracts, including but not limited to administrative hurdles, legislative changes, termination rights, audits and investigations; (7) decreased interest in outsourcing from our customers; (8) our ability to properly perform under our contracts and otherwise satisfy our customers; (9) our ability to compete in a highly competitive and rapidly evolving market; (10) our ability to keep up with technological developments and changing customer preferences; (11) the success of our new products and changes to existing products and services; (12) our ability to successfully integrate our recent or future acquisitions; (13) failures in or breaches of our networks or systems, including as a result of cyber-attacks; and (14) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. The forward-looking statements herein represent the judgment of the Company as of the date of this release, and Verra Mobility disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company’s other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company’s reported financial results and our business outlook for future periods.

Investor Relations Contacts

Sajid Daudi

Vice President, Investor Relations

Verra Mobility
480-596-4805
IR@verramobility.com